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                                                                   EXHIBIT 21.01

                       LIST OF WHOLLY OWNED SUBSIDIARIES
                         RATIONAL SOFTWARE CORPORATION

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                                       JURISDICTION OF
NAME                                    INCORPORATION
----                                   ---------------
Rational Software Holdings Corp.       Delaware
Rational Software Technology Corp.     Delaware
Rational Software SPC Corp.            Delaware
Rational International                 California
Rational Software Canada Co.           Canada
Rational Software Corporation Ltd.     United Kingdom
Rational Software SARL                 France
Rational Software GmbH                 Germany
Rational Software Holdings B.V.        Netherlands
Rational Software Benelux B.V.         Netherlands
Rational Software International B.V.   Netherlands
Rational Software Nordic A.B.          Sweden
Rational Software Schweiz GmbH         Switzerland
Rational Software s.r.l.               Italy
Rational Software GmbH                 Austria
Rational Software Israel Ltd.          Israel
Rational Software Pty Ltd.             Australia
Rational Software Pte Ltd.             Singapore
Rational Software Korea Ltd.           Korea
Rational Software Corp. Pvt. Ltd.      India
Rational Software New Zealand Limited  New Zealand
Rational Software Greater China Ltd.   Hong Kong
Nihon Rational K.K.                    Japan
Rational Software Do Brasil Ltda.      Brazil
Rational Software S.A. de C.V.         Mexico
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